UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 12, 2012

Commercial Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Richard A. Sheaffer will reach the Board’s mandatory retirement age of 70 prior to the Board’s May, 2012 meeting and retired, effective after the Board’s regularly scheduled meeting held on April 12, 2012. Mr. Sheaffer was originally elected as a member of the Board of Directors on August 6, 1976. He was elected as Chairman of the board in January 1990, and served in that capacity until April 2007.

Item 8.01 – Other Events.

Effective April 12, 2012, the Company’s Board of Directors, by a unanimous resolution adopted on March 8, 2012, set the number of directors at ten. This reduction in the number of directors, which had previously been set at eleven, coincided with the retirement of Richard A. Sheaffer. The Board of Directors believes that reducing the number of directors at this time compliments its commitment to streamline the management function.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc.
(Registrant)

Date	April 16, 2012	/s/ David J. Browne
David J. Browne, Corporate Secretary